FOR:                      NATHAN'S FAMOUS, INC.

COMPANY                      Ronald G. DeVos, Vice President - Finance and CFO
CONTACT:                      (516) 338-8500 ext. 229

FOR  IMMEDIATE  RELEASE

NATHAN'S FAMOUS, INC.
REPORTS SECOND QUARTER RESULTS

JERICHO, N.Y., November 01, 2011 -- Nathan's Famous, Inc. (NASDAQ:NATH) today reported results for the second quarter of its 2012 fiscal year that ended September 25, 2011.

For the fiscal quarter ended September 25, 2011:

•	Net income was $2,269,000 or $0.44 per diluted share as compared to $151,000 or $0.03 per diluted share for the thirteen weeks ended September 26, 2010;
•	Non-GAAP earnings after tax, which exclude the litigation expense items described below, increased by 8.7% to $2,343,000 as compared to $2,155,000 for the thirteen weeks ended September 26, 2010;
•
Non-GAAP  earnings per share, which exclude the litigation expense items described below, increased by 18.4% to $0.45 per diluted share as compared to $0.38 per diluted share for the thirteen weeks ended September 26, 2010; and

•	Revenues increased by 17.4% to $19,118,000, as compared to revenues of $16,282,000 during the thirteen weeks ended September 26, 2010.

For the twenty-six weeks ended September 25, 2011:

•	Net income was $3,865,000 or $0.75 per diluted share as compared to $1,811,000 or $0.32 per diluted share for the twenty-six weeks ended September 26, 2010;
•	Non-GAAP earnings after tax, which exclude the litigation expense items described below, increased by 3.4% to $4,009,000 as compared to $3,879,000 for the twenty-six weeks ended September 26, 2010;
•
Non-GAAP  earnings per share, which exclude the litigation expense items described below, increased by 13.2% to $0.77 per diluted share as compared to $0.68 per diluted share for the twenty-six weeks ended September 26, 2010; and

•	Revenues increased by 16.0% to $37,015,000, as compared to revenues of $31,908,000 during the twenty-six weeks ended September 26, 2010.

The Company also reported the following:

•
Sales from the Branded Product Program, featuring the sale of Nathan’s hot dogs to the foodservice industry, increased by 36.4% to $20,706,000 during the twenty-six weeks ended September 25, 2011 as compared to sales of $15,184,000 during the twenty-six weeks ended September 26, 2010.

NATHAN’S REPORTS/2

•
Retail license royalties increased by 5.6% or $195,000 to $3,673,000 during the twenty-six weeks ended September 25, 2011 as compared to $3,478,000 during the twenty-six weeks ended September 26, 2010.

•	Tropical Storm Irene forced the closure of our five Company-owned restaurants for two days and negatively affected sales at our franchised restaurants in the Northeast.

•
Revenues from franchise operations increased by 6.4% or $172,000 to $2,855,000 during the twenty-six weeks ended September 25, 2011 as compared to $2,683,000 during the twenty-six weeks ended September 26, 2010. Thirty-five new franchised units were opened during the twenty-six weeks ended September 25, 2011, including our first restaurant in Canada, third and fourth restaurants in China, fourth restaurant in the Dominican Republic and fifteenth restaurant in Kuwait.

•
We have opened our 100th Branded Menu Program unit during the quarter ended September 25, 2011. Our Branded Menu Program was created to provide qualified operators of existing locations with the ability to become a Nathan’s franchisee, adding our signature products along with a limited-menu of other Nathan’s products to their current operations.

•
Gross profit was 22.0% of sales as compared to 25.3% of sales during the twenty-six weeks ended September 26, 2010 due primarily to the impact of unusually high beef costs on our Branded Product Program.

•
The effective tax rate of 38.9% is approximately 7.3% higher than for the twenty-six weeks ended September 26, 2010 when we earned higher tax-exempt interest income and resolved uncertain tax positions, reversing $79,000 of prior period accruals.

•
During the twenty-six weeks ended September 26, 2010, we recorded a litigation accrual of $2,914,000, or $1,745,000, net of tax, as a result of the unfavorable SMG ruling, which at that time represented the minimum estimate of damages.

•	During the twenty-six weeks ended September 25, 2011, we continued our stock repurchase program, acquiring 78,428 shares at a total cost of approximately $1,459,000.

As previously described with respect to our litigation with SMG, on April 7, 2011, the Court entered a stipulation and order which granted a stay of enforcement of the final judgment which is in the amount of approximately $4,910,000.

On March 4, 2011, Nathan's filed a notice of appeal seeking to appeal the final judgment. Throughout the duration of the appeal, Nathan’s is required to deposit post-judgment interest on the damages awarded at 9% per annum into a security account. Nathan’s has made these deposits and recorded interest expense of $223,000 or $134,000, net of tax, during the twenty-six weeks ended September 25, 2011.

NATHAN’S REPORTS/3

Certain Non-GAAP Financial Information:

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company has provided its Non- GAAP earnings and earnings per diluted share as adjusted for the litigation expenses described above, including the interest expense that has accrued during the appeals process through the end of the second quarter, that the Company believes impacts the comparability of its results of operations.

The Company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the Company's operating performance and underlying trends in the Company's business because management considers the litigation expenses referred to above to be outside the Company's normal operating results. This non-GAAP financial information is among the indicators management uses as a basis for evaluating the Company's financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, earnings and earnings per diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

About Nathan’s Famous

Nathan’s products are currently distributed in 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, the Cayman Islands and six foreign countries through its restaurant system, foodservice sales programs and product licensing activities. The Nathan’s restaurant system currently consists of 287 units, comprised of 282 franchised units and five company-owned units (including one seasonal unit). For additional information about Nathan’s please visit our website at www.nathansfamous.com.

Except for historical information contained in this news release, the matters discussed are forward looking statements that involve risks and uncertainties.  Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions identify forward-looking statements, which are based on the current belief of the Company’s management, as well as assumptions made by and information currently available to the Company’s management.  Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and pricing; the ability to obtain an adequate supply of beef and other food products at competitive prices; capacity; the regulatory and trade environment; and the risk factors reported from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update such forward-looking statements.

NATHAN’S REPORTS/4

Nathan's Famous, Inc.

Financial Highlights

	Thirteen weeks ended		Twenty-six weeks ended
	Sept. 25, 2011	Sept. 26, 2010	Sept. 25, 2011	Sept. 26, 2010

	(unaudited)		(unaudited)

Total revenues	$19,118,000	$16,282,000	$37,015,000	$31,908,000

Net income	$2,269,000	$151,000	$3,865,000	$1,811,000

Basic income per share
Net income	$0.45	$0.03	$0.77	$0.32

Diluted income per share
Net income	$0.44	$0.03	$0.75	$0.32

Weighted-average shares used in
computing income per share

Basic	5,025,000	5,573,000	5,051,000	5,584,000
Diluted	5,163,000	5,677,000	5,182,000	5,685,000

NATHAN’S REPORTS/5

Nathan's Famous, Inc.
Reconciliation of GAAP and Non-GAAP Measures

	Thirteen weeks ended		Twenty-six weeks ended
	Sept. 25, 2011	Sept. 26, 2010	Sept. 25, 2011	Sept. 26, 2010

	(unaudited)		(unaudited)
NET INCOME
Net income	$2,269,000	$151,000	$3,865,000	$1,811,000

Litigation accrual, (net of tax)	-	1,745,000	-	1,745,000

Legal expense (a), (net of tax)	7,000	259,000	10,000	323,000

Interest expense (b), (net of tax)	67,000	-	134,000	-

Non-GAAP income	$2,343,000	$2,155,000	$4,009,000	$3,879,000

DILUTED INCOME PER SHARE
Net income	$0.44	$0.03	$0.75	$0.32

Litigation accrual, (net of tax)	-	0.31	-	0.31

Legal expense (a), (net of tax)	-	0.04	-	0.05

Interest expense (b), (net of tax)	0.01	-	0.02	-

Non-GAAP income per share	$0.45	$0.38	$0.77	$0.68

(a)	Represents legal expense incurred in connection with the SMG matter during the respective periods.

(b)	Represents accrued interest expense incurred in connection with Nathan’s appeal of the SMG damages award.